                                                                  EXHIBIT 6.13

          The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or any state securities laws and neither the securities nor any interest therein may be offered, sold, transferred, pledged or otherwise disposed of except pursuant to an effective registration statement under such Act and such laws or an exemption from registration under such Act and such laws which, in the opinion of counsel for the holder, which counsel and opinion are reasonably satisfactory to counsel for this corporation, is available.

                       SERIES A WARRANT AGREEMENT

     This Agreement (the "AGREEMENT") dated September 4, 1996 between SeraCare, Inc., a Delaware corporation (the "COMPANY" and the "WARRANT AGENT") and those individuals and entities purchasing the "Units" in a private offering by the Company,

                          W I T N E S S E T H:

     WHEREAS, the Company proposes to privately offer (the "PRIVATE OFFERING") up to 200 Units (subject to an option for an additional 80 Units) to individuals and entities, each Unit to consist of five-thousand shares of the Company's common stock (the "Common Stock"), and two-thousand five-hundred warrants to purchase an additional share of Common Stock, such right to be evidenced by a "Series A Warrant", with the Series A Warrants being collectively referred to herein as the "Series A Warrants" or "Warrants";

     WHEREAS, exclusive of the aforesaid option, in connection with the proposed Private Offering, the Company anticipates its issuance of up to 500,000 Series A Warrants to purchase up to 500,000 shares of Common Stock (the shares received upon exercise of the Series A Warrants are referred to herein as the "WARRANT SHARES");

     WHEREAS, the Company desires to provide for the issuance of certificates representing the Series A Warrants (a "Series A Warrant Certificate" or collectively the "Series A Warrant Certificates");

     WHEREAS, the Company desires to act as its own warrant agent in connection with the issuance, registration, transfer and exchange of Series A Warrant Certificates and the exercise of the Series A Warrants;

     NOW, THEREFORE, in consideration of the above and foregoing premises and the mutual promises and agreements hereinafter set forth, it is agreed that:

     1.   SERIES A WARRANT CERTIFICATES.

          (a) Each Series A Warrant shall entitle the holder (the "Registered Holder," or, in the aggregate, the "Registered Holders") in whose name the certificate shall be registered on the books maintained by the Company to purchase one (1) share of Common Stock on the exercise thereof, subject to modification and adjustment as provided in Section 9 hereof. Series A Warrant Certificates shall be executed by the Company's Chairman, President or Senior Vice President and attested to by the Company's Secretary. The Series A Warrant Certificates shall be immediately detachable from certificates representing shares of Common Stock and shall be distributed to the purchasers thereof concurrently with each closing of the Private Offering.

          (b) Subject to the provisions of Sections 3, 5, and 7 hereof, the Company shall deliver Series A Warrant Certificates in required whole number denominations to Registered Holders in connection with any transfer or exchange permitted under this Agreement. Except as provided in Section 7 hereof, no certificates shall be issued except (i) certificates initially issued hereunder, (ii) certificates issued on or after their initial issuance date upon the exercise of any Warrant to evidence the unexercised Series A Warrants held by the exercising Registered Holder and (iii) Series A Warrant certificates issued after their initial issuance date, upon any transfer or exchange of certificates or replacements of lost or mutilated certificates.

     2.   FORM AND EXECUTION OF SERIES A WARRANT CERTIFICATES.

           (a) The Series A Warrant certificates shall be dated the date of the original issuance of the Series A Warrants, whether on initial transfer or exchange or in lieu of mutilated, lost, stolen or destroyed certificates. The form of Series A Warrant certificate is annexed hereto as "Exhibit A."

           (b) Each Series A Warrant certificate shall be numbered serially bearing "WA" as an initial designation, and subsequent to this designation the serial numbering of the Series A Warrant certificate should match, to the extent possible, the serial numbering of the Common Stock initially attached thereto.

           (c) The Series A Warrant Certificates shall be manually signed on behalf of the Company by a proper officer thereof and shall not be valid for any purpose unless so signed. In the event any officer of the Company who executed certificates shall cease to be an officer of the Company such certificates may be issued and delivered by the Company or transferred by the Registered Holders with the same force and effect as though the person who signed such certificate had not ceased to be an officer of the Company; and any certificate signed on behalf of the Company by any person, who at the actual date of the execution of such certificate was a proper officer of the Company, shall be proper notwithstanding that at the date of execution of this Agreement any such person was not such an officer.

     3.   EXERCISE.

          (a) Subject to the provisions of Sections 5 and 9 hereof, the Series A Warrants, as they may be adjusted as set forth herein, may be exercised at a price (the "WARRANT EXERCISE PRICE") of $2.75 per share of Common Stock subject to adjustment, in whole or in part at any time during the period (the "WARRANT EXERCISE PERIOD") commencing on the date of issuance of the Series A Warrant and terminating on the earlier of (i) the date three years after effectiveness of the Initial Registration Statement, provided, however, that (x) if the Common Stock underlying the Warrants is not subject to an effective registration for an aggregate of 600 days within three years after the final closing of the Private Offering, then the remaining exercise period under this clause (i) shall be tolled until the Common Stock underlying the Warrants shall have been subject to an effective registration for an aggregate of 600 days and (y) in no event shall the Series A Warrants terminate under this clause (i) unless a registration statement covering the Warrant Shares shall have then been in effect for 45 days prior to such termination, and (ii) six years from the date of issuance (the "WARRANT EXPIRATION DATE"), unless extended by a majority vote of the Board of Directors for such length of time as they, in their sole discretion, deem reasonable and necessary.

          (b) Each Series A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date (each, an "EXERCISE DATE") of the surrender to the Company for exercise of the Series A Warrant certificate. The exercise form shall be executed by the Warrant Holder thereof or his attorney duly authorized in writing and shall be delivered together with payment to the Company at its corporate offices located at 1875
Century Park East, Suite 2130, Los Angeles, CA.   90067 (the "CORPORATE
OFFICE"), or at any such other office or agency as the Company may designate, in cash or by official bank or certified check, of an amount equal to the aggregate Exercise Price, in lawful money of the United States of America.

          (c) Unless Warrant Shares may not be issued as provided herein, the person entitled to receive the number of Warrant Shares deliverable on exercise shall be treated for all purposes as the holder of such Warrant Shares as of the close of business on the Exercise Date. The Company shall not be obligated to issue any fractional share interest in Warrant Shares issuable or deliverable on the exercise of any Series A

Warrant or scrip or cash therefore and such fractional shares shall be of no value whatsoever.

          (d) Within ten days after the Exercise Date and in any event prior to the Warrant Expiration Date, the Company, at its own expense, shall cause to be issued and delivered to the person or persons entitled to receive the same, a certificate or certificates in the name requested by the Registered Holder for the number of Warrant Shares deliverable on such exercise. No adjustment shall be made in respect of cash dividends on Warrant Shares delivered on exercise of any Series A Warrant. All shares of Common Stock delivered upon the exercise of the Series A Warrants shall be validly issued, fully paid and non-assessable. Any Series A Warrants redelivered to the Registered Holder in the event of the exercise of less than all of the Series A Warrants pertaining to a surrendered Series A Warrant certificate, shall be validly issued, fully paid and non-assessable.

          (e) The Series A Warrants shall not entitle the holder thereof to any of the rights of shareholders or to any dividend declared on the Common Stock unless such holder or holders shall have exercised the Series A Warrants prior to the record date fixed by the Board of Directors for the determination of holders of Common Stock entitled to such dividends or other rights.

     4.   REGISTRATION RIGHTS.

          The holders of Series A Warrants shall have the registration rights under the Securities Act of 1933, as amended (the "ACT"), and the rules and regulations promulgated thereunder by the Securities and Exchange Commission (the "COMMISSION"), provided for in that certain Registration Rights Agreement executed by the Company and the A Warrant holders on even date herewith (the "REGISTRATION RIGHTS AGREEMENT"). The Registration Rights Agreement is incorporated herein by this reference in its entirety as if fully set forth herein.

     5.   RESERVATION OF SHARES AND PAYMENT OF TAXES.

           (a) The Company covenants that it shall at all times reserve and have available from its authorized Common Stock such number of shares as shall then be issuable on the exercise of all outstanding Series A Warrants. The Company covenants that all Warrant Shares shall be duly and validly issued, fully paid and non-assessable, and shall be free from all taxes, liens and charges with respect to the issuance thereof.

           (b) The Company shall pay all documentary, stamp or similar taxes and other government charges that may be imposed with respect of the issuance of the Series A Warrants, and/or the issuance of any Common Stock constituting the Warrant Shares on the exercise of the Series A Warrants. In the event the Warrant

Shares are to be delivered in a name other than the name of the initial Registered Holder of the certificate, no such delivery shall be made unless the person requesting the same has paid to the Company the amount of any such taxes, charges, or transfer fees incident thereto.

     6.   REGISTRATION OF TRANSFER.

          (a) The Series A Warrant certificates may, subject to provisions of the Federal Securities Laws and any applicable state securities laws, be transferred in whole or in part Certificates to be transferred shall be surrendered to the Company at its Corporate Office. The Company shall execute, issue and deliver in exchange therefor the Series A Warrant certificates in the names and amounts that the holder making the transfer shall have designated in writing. The Company shall keep transfer books at its Corporate Office which shall register certificates and the transfer thereof. On due presentment for registration of transfer of any certificate at the Corporate Office, the Company shall execute, issue and deliver to the transferee or transferees a new certificate or certificates representing an equal aggregate number of securities. All such certificates shall be duly endorsed or be accompanied by a written instrument or instruments of transfer in form reasonably satisfactory to the Company. The established transfer fee for any registration of transfer of certificates shall be paid by the Warrant Holder or the person presenting the certificate for transfer.

          (b) Prior to due presentment for registration or transfer thereof, the Company may treat the Registered Holder of any certificate as the absolute owner thereof (notwithstanding any notations of ownership or writing thereon made by anyone), and the parties hereto shall not be affected by any notice to the contrary.

     7.   LOSS OR MUTILATION.

          On receipt by the Company of evidence satisfactory as to the ownership of and the loss, theft, destruction or mutilation of any Series A Warrant certificate, the Company shall execute and deliver in lieu thereof a new certificate representing an equal number of Series A Warrants. In the case of loss, theft or destruction of any certificate, the individual requesting reissuance of a new certificate shall be required to indemnify the Company and, at the request of the Company, to post an open-penalty insurance or indemnity bond. In the event a certificate is mutilated, such certificate shall be surrendered and canceled by the Company prior to delivery of a new certificate. Applicants for a new certificate shall also comply with such other regulations and pay such other reasonable charges as the Company may prescribe.

     8.   REDEMPTION OPTION.

     The Company shall have the right and option, upon 30 days' prior written notice to each Registered Holder, to, at any time thereafter, call, redeem and acquire all or a portion of the Series A Warrants which remain outstanding and unexercised at the date fixed for redemption (the "Series A Warrant Redemption Date") at a price of $.01 per Series A Warrant if, and only if, the average of the closing bid and closing asked price per share of the Common Stock for each of the 20 consecutive trading days immediately prior to the mailing of said notification, and for each day thereafter until the Series A Warrant Redemption Date shall have exceeded 133.3% of the then Exercise Price. The Series A Warrant Holders shall in all events have the right during the period immediately following the date of such notice and prior to the Series A Warrant Redemption Date to exercise the Series A Warrants in accordance with the provisions of Section 3 hereof.

     No call for redemption and no redemption of the Series A Warrants shall be made unless the Company shall have an effective registration statement under the Act on file during such period from the date of mailing of the notice of redemption through the applicable redemption date with the Commission and all applicable state securities commissions relating to the Common Stock and the Warrant Shares, except that this obligation, as it relates to the Warrant Shares or Common Stock, may be satisfied if such Warrant Shares or Common Stock, respectively, may be transferred publicly in accordance with Rule 144 or otherwise without registration under the Act. In the event that any Series A Warrants are exercised following notice but prior to redemption, this call option shall be deemed not to have been exercised by the Company as to the Series A Warrants so exercised.

     The redemption notice shall require each Warrant Holder to surrender the Series A Warrants on or before the Redemption Date in accordance with the provisions of the redemption notice. In the event the Series A Warrant Certificates representing the Series A Warrants called for redemption have not been surrendered for redemption and cancellation on the applicable redemption date, such Series A Warrants shall be deemed to have expired and all rights of the holders of such unsurrendered Series A Warrants shall cease and terminate, other than the right to receive the redemption price without interest; provided, however, that such right to receive the redemption price shall itself expire one year from the Series A Warrant Redemption Date if no claim is made therefor prior to such date.

     9.   ADJUSTMENT OF INITIAL EXERCISE
          PRICE AND NUMBER OF SHARES PURCHASABLE.

          For purposes hereof, the term "INITIAL EXERCISE PRICE" shall mean, with respect to the A Warrants, $2.75. The Initial Exercise Price and the number of shares of Common Stock purchasable pursuant to the A Warrants shall be subject to adjustment from time to time as hereinafter set forth in this
Section 9.

          9.1 ADJUSTMENTS. The number of Warrant Shares purchasable upon the exercise of the Warrants and the Exercise Price shall be subject to adjustment as follows:

          (a) In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue by reclassification of its Common Stock other securities of the Company, the number of Warrant Shares purchasable upon exercise of the Warrants immediately prior thereto shall be adjusted so that the holder shall be entitled to receive the kind and number of Common Stock or other securities of the Company which it would have owned or would have been entitled to receive after the happening of any of the events described above, had the Warrants been exercised immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this Paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

          (b) In case the Company shall issue rights, options, warrants or convertible securities to all or substantially all holders of its Common Stock, without any consideration, entitling them to subscribe for or to purchase shares of Common Stock at a price per share which is lower at the record date mentioned below than the then Current Market Price (as defined below), the number of Warrant Shares thereafter purchasable upon the exercise of a Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise of each Warrant by a fraction, of which the numerator shall be (1) the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options or warrants plus (2) the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be (x) the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options or warrants plus (y) the number of shares which the aggregate offering price of the total number of shares offered would purchase at the Current Market Price. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective immediately and retroactively after the record date for the determination of shareholders entitled to receive such rights, options or warrants.

          (c) In case the Company shall distribute to all or substantially all holders of its shares of Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions out of earnings) or rights, options, warrants or convertible securities containing the right to subscribe for or purchase shares of Common Stock (excluding those referred to in paragraph (b) above), then, in each case, the number of Warrant Shares thereafter purchasable upon the exercise of the Warrants shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise of the Warrants by a fraction, of which the numerator shall be the then Current Market Price on the date of such distribution, and of which the denominator shall be such Current Market Price on such date minus the then fair value of the portion of the assets or evidence of indebtedness so distributed or of such subscription rights, options or warrants applicable to one share. Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution.

          (d) No adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Shares then purchasable upon the exercise of a Warrant; PROVIDED, HOWEVER, that any adjustments which by reason of this Paragraph (d) are not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment.

          (e) Whenever the number of Warrant Shares purchasable upon the exercise of a Warrant is adjusted as herein provided, the Exercise Price payable upon exercise of a Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of a Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Shares so purchasable immediately thereafter.

          (f) The Exercise Price of the Series A Warrants shall be automatically and permanently reduced by $.10 per share each if (i) the Initial Registration Statement (as defined in the Registration Rights Agreement) has not become effective on or prior to that date which is 270 days from the Final Closing Date, (ii) the Commission shall have issued a stop order suspending the effectiveness of the Initial Registration Statement and the number of days stop orders have been in effect, together with the number of days a notice under Section 4.1(d) of the Registration Rights Agreement has been issued or required to be issued, exceeds 180 days, or (iii) (A) the Company for the third time, notifies or is required to notify the holders of the Warrants pursuant to Section 4.1(d) of the Registration Rights Agreement, or (B) a notice under such Section 4.1(d) is effective or required to be effective at a time when the aggregate number of days for which all such notices issued or required to be issued pursuant to such Section 4.1(d) have been, or were required to be, in effect, exceeds 180 days (270 days from the Final Closing Date in the case of clause (i), or the date the third notice is sent or required to be sent or the date on which the 180-day limit is exceeded in the case of clause
     (ii) or (iii), is each referred to herein as an "Event Date"). Additionally, the Exercise Price of each Series A Warrant then outstanding shall be subject to further downward adjustment in the amount of $.10 each on the same day of each month following the initial Event Date (or, if there is no numerically corresponding day in any such subsequent month, then on the last day of such applicable subsequent month) until the Registration Statement becomes effective; PROVIDED, HOWEVER, that such adjustments will, in each case, cease to accrue on the date which (x) the Initial Registration Statement is declared effective, with respect to the adjustments for failure to be declared effective by that date which is 270 days from the Final Closing Date,
     (y) the Initial Registration Statement is no longer subject to an order suspending the effectiveness thereof, with respect to adjustments for the failure to remain effective or (z) a notice issued, or required to be issued, pursuant to Section 5.1(d) is no longer effective or required to be effective, with respect to adjustments payable pursuant to clause
     (iii) above. In no event shall the Series A Warrant exercise price be adjusted below $1.50 solely due to this Section 9.1

          (g) Whenever the number of Warrant Shares purchasable upon the exercise of a Warrant or the Exercise Price is adjusted as herein provided, the Company shall cause to be promptly mailed to the holder by first class mail, postage prepaid, notice of such adjustment or adjustments and a certificate of a firm of independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) setting forth the number of Warrant Shares purchasable upon the exercise of a Warrant and the Exercise Price after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

          (h) For the purpose of this Subsection 9.1, the term "Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock. In the event that at any time, as a result of an adjustment made pursuant to this Section 9, the holder shall become entitled to purchase any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so purchasable upon exercise of the Warrant and the Exercise Price of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Section 9.

          (i) Upon the expiration of any rights, options, warrants or conversion privileges which caused an adjustment under this Section 9.1, if such shall not have been exercised, the number of Warrant Shares purchasable upon exercise of the Warrants and the Exercise Price, to the extent the Warrants have not then been exercised, shall, upon such expiration, be readjusted and shall thereafter be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (A) the fact that the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion rights and (B) the fact that such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion rights whether or not exercised; PROVIDED, HOWEVER, that no such readjustment shall have the effect of increasing the Exercise Price by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion privileges.

     9.2 PRESERVATION OF PURCHASE RIGHTS UPON RECLASSIFICATION, CONSOLIDATION, ETC. In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or reconveyance to another corporation of the property, assets or business of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall provide that the holder shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of the Warrant the kind and amount of shares and other securities and property which he would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had the Warrant been exercised immediately prior to such action. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 9. The provisions of this Subsection 9.2 shall similarly apply to successive consolidations, mergers, sales or conveyances.

     9.3 PAR VALUE OF COMMON STOCK. Before taking any action which would cause an adjustment reducing the Exercise Price below the then par value of the shares of Common Stock issuable upon exercise of the Warrant, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Warrant Price.

     9.4 STATEMENT ON WARRANT CERTIFICATES. Irrespective of any adjustments in the Exercise Price or the number of securities purchasable upon the exercise of the Warrant, the Warrant certificate or certificates theretofore or thereafter issued may continue to express the same price and number of securities as are stated in the similar Warrant certificates initially issuable pursuant to this Agreement. However, the Company may at any time in its sole discretion (which shall be conclusive) make any change in the form of the Warrant certificate that it may deem appropriate and that does not affect the substance thereof, and any Warrant certificate thereafter issued, whether upon registration or transfer of, or in exchange or substitution for, an outstanding Warrant certificate, may be in the form so changed.

     9.5 PRIOR NOTICE TO WARRANT HOLDERS. In the event that at any time prior to the expiration of the Warrant and prior to its exercise, any of the following events shall occur:

          1. any action which would require an adjustment pursuant to Sections 9.1 or 9.2; or

          2. a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger or sale of its property, assets and business, as an entirety) shall be proposed;

then, in any such event, the Company shall cause at least twenty (20) days' prior written notice to be mailed to each Warrant

Holder at the address of such holder shown on the books of the Company. The notice shall also specify the date on which the books of the Company shall close or a record be taken for such stock dividend, distribution or subscription rights, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, disposition, liquidation, dissolution, winding up, or dividend, as the case may be, shall take place, and the date of participation therein by the holders of shares of Common Stock if any such date is to be fixed, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the rights of the Warrant Holder.

     9.6 DISPUTES. In the event that there is any dispute as to the computation of the Exercise Price or the number of shares of Common Stock required to be issued upon the exercise of the Warrants, the Company will retain an independent and nationally recognized accounting firm to conduct an audit of the computations pursuant to the terms hereof involved in such dispute, including the financial statements or other information upon which such computations were based. The determination of such nationally recognized accounting firm shall, in the absence of manifest error, be binding. If there shall be a dispute as to the selection of such nationally recognized accounting firm, such firm shall be appointed by the American Institute of Certified Public Accountants ("AICPA") if willing, otherwise the American Arbitration Association ("AAA"). If the Exercise Price or number of shares of Common Stock as determined by such accounting firm is one percent or more higher or lower than the calculations thereof computed by the Company, the expenses of such accounting firm and, if any, off AICPA and AAA, shall be borne completely by the Company. In all other cases, they shall be borne by the complaining Warrant Holders, as applicable.

     9.5 CURRENT MARKET PRICE. For the purpose of this Section 9, the term "Current Market Price" shall mean (i) if the Common Stock is traded in the over-the-counter market or on the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ"), the average per share closing bid prices of the Common Stock on the 20 consecutive trading days immediately preceding the date in question, as reported by NASDAQ or an equivalent generally accepted reporting service, or (ii) if the Common Stock is traded on a national securities exchange, the average for the 20 consecutive trading days immediately preceding the date in question of the daily per share closing prices of the Common Stock on the principal stock exchange on which it is listed, as the case may be. The closing price referred to in clause
(ii) above shall be the last reported sales price or in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case on the national securities exchange on which the Common Stock is then listed.

     10.  NOTICES.

          All notices, demands, elections, opinions or requests (however characterized or described) required or authorized hereunder shall be deemed given sufficiently if in writing and sent by registered or certified mail, return receipt requested and postage prepaid, or by confirmed telex, telegram, facsimile transmission or cable to, in the case of the Company:

          SeraCare, Inc.
          1925 Century Park East
          Suite 1970
          Los Angeles, CA.   90067
          telecopier: (310) 772-7770

and if to the Warrant Holder at the address of such holder as set forth on the books maintained by or on behalf of the Company.

     11.  BINDING AGREEMENT.

          This Agreement shall be binding upon and inure to the benefit of the Company and the Warrant Holders. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim or to impose on any other person any duty, liability or obligation.

     12.  FURTHER INSTRUMENTS.

          The parties shall execute and deliver any and all such other instruments and take any and all other actions as may be reasonably necessary to carry out the intention of this Agreement.

     13.  SEVERABILITY.

          If any provision of this Agreement shall be held, declared or pronounced void, voidable, invalid, unenforceable, or inoperative for any reason by any court of competent jurisdiction, government authority or otherwise, such holding, declaration or pronouncement shall not affect adversely any other provision of this Agreement, which shall otherwise remain in full force and effect and be enforced in accordance with its terms, and the effect of such holding, declaration or pronouncement shall be limited to the territory or jurisdiction in which made.

     14.  AMENDMENTS/WAIVER.

          (a) Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in number of Warrant

Shares then outstanding affected by such amendment, modification, supplement, waiver or departure. Such amendment, modification or supplement, waiver or departure, if consented to in writing by such majority of holders, shall thereby amend, modify or supplement, waive or act to consent to depart from, this Agreement on behalf of all Holders of Series A Warrants.

          (b) No delay or failure on the part of any party in the exercise of any right or remedy arising from a breach of this Agreement shall operate as a waiver of any subsequent right or remedy arising from a subsequent breach of this Agreement.

     15.  RELEVANT MARKETS.

          For the purposes of this Agreement, it is assumed that the Common Stock is quoted on the National Association of Securities Dealers, Inc. NASDAQ Small Cap market ("NASDAQ Small Cap"), however, in the event the Common Stock is:

     (a) listed on NASDAQ, NASDAQ Small Cap, a national securities exchange or admitted to unlisted trading privileges on such exchange, the price of the Common Stock to be determined during any applicable twenty (20) day trading period shall be the last reported sale price of the Common Stock on such exchange; or

     (b) not quoted on the Bulletin Board listed or admitted to unlisted trading privileges, the price of the Common Stock to be determined during any applicable twenty (20) day trading period shall be the high closing bid as reported on the "pink sheets" by the National Daily Quotation Bureau, Inc.

     16.  GENERAL PROVISIONS.

          THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OR THE STATE OF CALIFORNIA. The headings of this Agreement are for convenience and reference only and shall not limit or otherwise affect the meaning hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first set forth above.


                                       SERACARE, INC

                                       By: /s/ Jerry L. Burdick
                                           --------------------------------
                                           Jerry  L. Burdick
                                           Executive Vice President
                                           and Vice Financial Officer

[CORPORATE SEAL]


ATTEST: /s/ Jerry L. Burdick
        ---------------------------
           Secretary

                                       WARRANTHOLDERS:

                                       By: /s/ Jerry L. Burdick
                                           --------------------------------
                                       Title: Attorney-In-Fact
                                              -----------------------------

                                    EXHIBIT A

          The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or any state securities laws and neither the securities nor any interest therein may be offered, sold, transferred, pledged or otherwise disposed of except pursuant to an effective registration statement under such Act and such laws or an exemption from registration under such Act and such laws which, in the opinion of counsel for the holder, which counsel and opinion are reasonably satisfactory to counsel for this corporation, is available.

                         SERIES A WARRANT CERTIFICATE

                                 SERACARE, INC.

Warrant No. WA-1                                           No. of A Warrants: 2

     This certifies that, for value received and subject to the terms and conditions set forth herein, 3 or his registered assign (the "Warrant Holder") is the registered holder of 2 Series A Warrants.

     1. EXERCISE. The warrants evidenced hereby ("Series A Warrants"), as they may be adjusted from time to time, may be exercised at a price of $2.75 per Warrant to acquire one (1) share of the common stock of SeraCare, Inc. which is with par value of $0.001 (the "Common Stock" and the "Company," respectively). (The Common Stock acquirable upon exercise hereof is referred to herein as "Warrant Stock.") If, at the time of any exercise of a Series A Warrant, the Shares deliverable upon exercise of such Warrant shall not be registered under the Securities Act, the Company may require, as a condition of allowing such exercise, that the holder or transferee of such Warrant furnish to the Company an opinion of counsel of recognized standing in securities law to the effect that such exercise may be made without registration under the Securities Act; provided that, the exercise of the Warrant shall at all times be within the control of such holder or transferee, as the case may be, and, if required by the Company, accompanied by a written representation (i) that the shares being acquired by the exercise of the Warrant are being purchased for investment and not for distribution, (ii) acknowledging that such shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), and (iii) agreeing that such shares may not be sold or transferred unless there is an effective Registration Statement for them under the 1933 Act, or in the opinion of counsel to the Company such sale or transfer is not in violation of the 1933 Act. No fractional shares may be acquired upon exercise hereof.

     2. TERM OF WARRANT. This Series A Warrant may be exercised at any time and from time to time in whole or in part commencing immediately upon issuance and terminating on the earlier of (i) the date three years after effectiveness of the Initial Registration Statement (as defined in the Warrant Agreement), provided, however, that (x) if the Common Stock underlying the Warrants is not subject to an effective registration for an aggregate of 600 days within three years after the final closing of the Private Offering, then the remaining exercise period under this clause (i) shall be tolled until the Common Stock underlying this Series A Warrant shall have been subject to an effective registration for an aggregate of 600 days and (y) in no event shall this Series A Warrant terminate under this clause
(i) unless a registration statement covering the Warrant Stock shall have then been in effect for 45 days prior to such termination, and (ii) six years from the date of issuance, unless extended by a majority vote of the Board of Directors for such length of time as they, in their sole discretion, deem reasonable and necessary.

     3. ADJUSTMENT OF EXERCISE PRICE. The number of shares purchasable upon exercise of this Series A Warrant is subject to adjustment in accordance with the Series A Warrant Agreement.

     4.   REDEMPTION.    These Warrants may be redeemed upon 30 days advance
notice upon conditions set forth in the Series A Warrant Agreement.

     5. RESERVATION OF COMMON STOCK. The Company agrees that the number of shares of Common Stock sufficient to provide for the exercise of the A Warrants upon the basis set forth herein will at all times during the term of this Series A Warrant be reserved for the exercise hereof.

     6. MANNER OF EXERCISE. Exercise may be made of all or any part of the A Warrants by surrendering this certificate, with the purchase form to be provided by the Company, duly executed by the Warrant Holder or by the Warrant Holder's duly authorized attorney, plus payment of the exercise price therefor in cash at the office of the Company or its designated assign.

     7. ISSUANCE OF COMMON STOCK UPON EXERCISE. The Company, at its own expense, shall cause to be issued, within ten (10) days after exercise of this Series A Warrant, a certificate or certificates in the name or names requested by the Warrant Holder representing the number of shares of Common Stock to which the Warrant Holder is entitled upon such exercise. All shares of Common Stock or other securities delivered upon the exercise of this Series A Warrant shall be validly issued, fully paid and non-assessable.

     Irrespective of the date of issuance and delivery of any certificate representing the shares of Common Stock upon the exercise of this Series A Warrant, each person in whose name any such certificate is to be issued will for all purposes be deemed to have become the holder of record of the Common Stock acquired on the date on which a duly executed notice of exercise of this A Warrant and payment for the number of shares exercised are received by the Company.

     8. REGISTRATION RIGHTS. The Company will use its best efforts to register the Warrant Stock prior to that date which is 270 days after the Final Closing of the Private Offering and the Company agrees to use its best efforts to maintain an effective Registration Statement during the term of the A Warrants, as more fully set forth in the Warrant Agreement and the Registration Rights Agreement governing the issuance and registration of the A Warrants and Warrant Stock.

     9. NO RIGHT AS STOCKHOLDER. The Warrant Holder is not, by virtue of his ownership of this Series A Warrant, entitled to any rights whatsoever as a stockholder of the Company.

     10. ASSIGNMENT. This Series A Warrant may not be assigned without providing the Company an opinion satisfactory to its counsel that an exemption from registration for the transfer exists.

     11. STATE LEGENDS. Residents of Connecticut are advised of the following:

          THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER SECTION 36-485 OF THE CONNECTICUT UNIFORM SECURITIES ACT, CHAPTER 662 OF THE CONNECTICUT GENERAL STATUTES, AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND SALE AND CANNOT BE RESOLD UNLESS THEY ARE REGISTERED IN CONNECTICUT OR EXEMPT PROM REGISTRATION IN CONNECTICUT.

Residents of Pennsylvania are advised of the following:

          THE INVESTOR AGREES NOT TO TRANSFER THESE SECURITIES FOR 12 MONTHS PROM THE DATE OP PURCHASE. (THIS RESTRICTION MAY BE AUTOMATICALLY WAIVED IN ACCORDANCE WITH SECTION 204.011 OP THE PENNSYLVANIA BLUE SKY REGULATIONS.)

     12. WARRANT AGREEMENT. The actual terms and conditions of this Series A Warrant are contained in a Warrant Agreement entered into by and between the Company and the Warrant holder, the terms and conditions of which are incorporated herein by this reference as if fully set forth herein and made a part hereof. To the extent of any conflict herewith, the terms and conditions of the Warrant Agreement shall apply.

     IN WITNESS WHEREOF, the Company has caused this Warrant certificate to be signed on its behalf by its President or Senior Vice President, his signature to be attested to by its Secretary, and its corporate seal to be hereunto affixed this ________ day of September, 1996.


[SEAL]                                 SERACARE, INC.
                                            on behalf of the Company
                                            and as Warrant Agent


                                       By:
                                           --------------------------------

Attest:
       ----------------------------
       Name:
            -----------------------
       Title:
             ----------------------

[LOGO]


October 4, 1996

TO THE PURCHASERS OF UNITS FROM SERACARE, INC.

     Re:  Subscription Agreement
          ----------------------

Ladies and Gentlemen:

     Enclosed for your records is a corrected page 5 from the Subscription Agreement in connection with your recent purchase of Units from SeraCare, Inc. Section 7 of the Subscription Agreement originally provided that Barry Plost and Jerry Burdick be appointed as your attorney-in-fact to execute the Registration Rights Agreement, but inadvertently failed to provide for the execution of the Series A Warrant Agreement included in the subscription documents provided to you. Section 7 of the Subscription Agreement has been revised to clarify that Barry Plost and Jerry Burdick may also execute the Series A Warrant Agreement as attorney-in-fact on your behalf.

     Please acknowledge your agreement to the foregoing by signing the enclosed copy of this letter and returning it in the enclosed self-addressed stamped envelope. If you have any questions, please feel free to call me at:
(310) 771-7777.

Very Truly Yours,

/s/ Jerry L. Burdick

Jerry L. Burdick
Executive Vice President and
Chief Financial Officer


ACKNOWLEDGED AND AGREED TO:

-----------------------------------
(Signature)

-----------------------------------
(Print Name of Purchaser)

-----------------------------------
(Print Title, if applicable)


[LETTERHEAD]